VOLU-SOL, INC.
                         1997 TRANSITION PLAN

SECTION 1.   PURPOSE

     The purpose of the Volu-Sol, Inc. 1997 Transition Plan (the "Plan") is to provide for (i) the grant of Add-on Volu-Sol Options as a result of the adjustment of the Biomune Stock Options in connection with the Distribution,
(ii) the grant of options after the Distribution to holders of options issued under the Plan in connection with the adjustment of outstanding options pursuant to Section 7, and (iii) the administration of the Add-on Volu-Sol Options (and any other options granted in respect thereof in accordance with the Plan).

SECTION 2.   DEFINITIONS

     "Add-on Volu-Sol Option" has the meaning set forth under the definition of "Biomune Stock Option."

     "Biomune" means Biomune Systems, Inc., a Nevada corporation.

     "Biomune Adjusted Option" has the meaning set forth under the definition of "Biomune Stock Option."

     "Biomune Common Stock" means the common stock, par value $.0001, of Biomune.

     "Biomune Stock Option" means an option to purchase Biomune Common Stock, which was granted under the Biomune Stock Option Plans, which Biomune Stock Option, in connection with the Distribution, has been reformed in exchange for and converted into two separately exercisable options, one to purchase Common Stock (an "Add-on Volu-Sol Option") and one to purchase Biomune Common Stock (a "Biomune Adjusted Option").

     "Biomune Stock Option Plan" means any of the 1992, 1993, 1995 or 1996 Biomune Systems, Inc. Stock Incentive Plans, each of which is incorporated into the Plan by reference, and all of which are referred to together as the "Biomune Stock Option Plans."

     "Board" means the Corporation's Board of Directors.

     "Common Stock" means the common stock, par value $.0001, of Volu-Sol.

     "Distribution" means the distribution of all the outstanding shares of Common Stock to the shareholders of Biomune.

     "Plan Administrator" has the meaning set forth in Section 3.1.

     "Volu-Sol" or "Corporation" means Volu-Sol, Inc., a Utah corporation.

SECTION 3.   ADMINISTRATION

3.1   PLAN ADMINISTRATOR

     The Plan shall be administered by the Board, or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. As long as the Common Stock is registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended, and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. Except where the context clearly requires, the use of the term "Board" herein shall include any Plan Administrator that may be appointed by the Board.

3.2   ADMINISTRATION AND INTERPRETATION BY THE BOARD

     Subject to the express provisions of the Plan, the Board shall have exclusive authority, in its discretion, to determine all matters relating to grants of options under the Plan, including the selection of individuals to be granted options; the number of shares of Common Stock subject to an option; all terms, conditions, restrictions and limitations, if any, of an option; and the terms of any instrument that evidences the option. The Board shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Board's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Board pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Board may delegate administrative duties to such of the Corporation's officers as it so determines.

SECTION 4.  STOCK SUBJECT TO THE PLAN

     There are reserved for issuance upon the exercise of options under the Plan that number of shares of Common Stock equal to one-tenth the number of shares of Biomune Common Stock issuable upon exercise of the Biomune Stock Options. Such shares shall be drawn from authorized and unissued shares of the Corporation.

SECTION 5.  ELIGIBILITY

     Prior to the Distribution, the Board may only grant Volu-Sol Adjusted Options in connection with the Distribution. After the Distribution, the Board may grant options to holders of options issued under the Plan, but only in connection with the adjustment of options issued under the Plan pursuant to
Section 7. Any person eligible under the Plan may receive one or more grants of options, as the Board shall from time to time determine, and such determinations may vary as to different employees and may vary as to different grants.

SECTION 6.  GRANTS OF OPTIONS

     The Board is authorized under the Plan, in its discretion, to grant options in accordance with the terms and conditions of the Biomune Plan under which the Biomune Stock Option corresponding to the Add-on Volu-Sol Option (or option granted in respect thereof) was granted; provided, however, that the exercise price per share of each Add-on Volu-Sol Option will be established by the Board to be equal to the exercise price of the Biomune Stock Option corresponding to the Volu-Sol Adjusted Option. The exercise price of the related Adjusted Biomune Option also will be equal to the exercise price of the corresponding Biomune Stock Option.

SECTION 7.   ADJUSTMENTS

     In the event of any changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends, the Board shall make such adjustments, if any, in light of the change or distribution as permitted or required for a particular Add-on Volu-Sol Option (or any other option granted in respect thereof in accordance with the Plan) by the Biomune Stock Option Plan under which the corresponding Biomune Stock Option was granted.

SECTION 8.  AMENDMENT AND TERMINATION OF PLAN

     The Plan shall have no fixed expiration date; provided, however, that no grants of options in respect of an Add-on Volu-Sol Option shall be made unless such grant would have been permissible pursuant to the Biomune Stock Option Plan under which the Biomune Stock Option corresponding to such Add-on Volu-Sol Option was made. The Plan may be terminated, modified or amended by the Board in such respects as it shall deem advisable; provided, however, that shareholder approval will be required for any amendment that would require shareholder approval under any applicable law or regulation. The amendment or termination of the Plan shall not, without the consent of the recipient of any option under the Plan, impair or diminish any rights or obligations under any option theretofore granted under the Plan. If not terminated as provided above, the Plan shall terminate on the date that the last Biomune Stock Option with respect to which Add-on Volu-Sol Options or Adjusted Biomune Options were granted hereunder has lapsed, been terminated or expired.

SECTION 9.  EFFECTIVE DATE

     The Plan shall become effective immediately prior to the Distribution. The Board may in its discretion authorize the granting of options, the issuance or exercise of which shall be expressly subject to the condition that a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall have become effective.